UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15 (d)

of The Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): December 30, 2016

ICONIX BRAND GROUP, INC.

(Exact name of registrant as specified in its charter)

Delaware	1-10593	11-2481903
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1450 Broadway, New York, New York		10018
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code (212) 730-0030

Not Applicable

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e)    On December 30, 2016, the Compensation Committee (the “Committee”) of the Board of Directors of Iconix Brand Group, Inc. (the “Company”) adopted an executive severance plan (the “Executive Severance Plan”). Under the Executive Severance Plan, employees of the Company are eligible to receive certain severance benefits in the event of a “Qualifying Termination,” as described below. The eligible employees are those who hold the title of Executive Vice-President or an equivalent officer title, report directly to the Company’s Chief Executive Officer, and execute a participation agreement in the form contemplated by the Executive Severance Plan. For purposes of the Executive Severance Plan, a Qualifying Termination generally means: (i) an involuntary termination by the Company of a participant’s employment without cause; or (ii) a participant’s resignation from employment with the Company for good reason. A Qualifying Termination does not include a termination of a participant’s employment which is (A) for cause, (B) a result of a participant’s death or disability, or (C) a result of a participant’s resignation other than for good reason.

Severance benefits include: (i) accrued obligations (if any) that remain unpaid as of the termination date, including earned but unpaid annual cash bonus (if any) for the immediately preceding fiscal year; (ii) in the case of a participant who has a Qualifying Termination, continuation of annual base salary for 18 months, paid in normal payroll installments, or in the case of a participant who has a Qualifying Termination during a “Change in Control Protection Period,” an amount equal to two times the sum of the participant’s annual base salary and target annual bonus, paid in a lump sum; (iii) prorated annual cash bonus for the year of termination based on actual performance; and (iv) if participant elects COBRA health benefit continuation coverage, payment as additional taxable severance of an amount equal to the dollar amount of premium cost for similarly situated active executives during the severance period (coverage ceases once participant obtains coverage from a new employer). The Change in Control Protection Period refers to the period commencing on the date a Change in Control, as defined in the Executive Severance Plan, is consummated and ending 24 months following the date of such consummation.

As a condition of receiving any severance benefits under the Executive Severance Plan, a participant will be required to execute and not revoke a release agreement and comply with the Plan’s noncompetition and other restrictive covenants. In the event a participant has a Qualifying Termination during a Change in Control Protection Period, the participant will not be subject to the noncompetition restriction after the date of the Qualifying Termination, but will remain subject to all other restrictive covenants.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ICONIX BRAND GROUP, INC. (Registrant)

By:	/s/ John Haugh
Name:	John Haugh
Title:	President and Chief Executive Officer

Date: January 6, 2017